Exhibit 99.1

NEWS RELEASE
1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Financial Contact

Michael L. Paxton, VP, CFO

972.301.3658, mpaxton@intrusion.com

Media Contact

Ben Bittle, Product Manager

972.664.8107, bbittle@intrusion.com

INTRUSION INC. ANNOUNCES
SECOND QUARTER RESULTS

Richardson, Texas – August 12, 2004 –  Intrusion Inc. (NASDAQ: INTZ), (“Intrusion”) today announced financial results for the three months ended June 30, 2004.

Revenue for the second quarter 2004 was $1.1 million compared to $1.5 million for the second quarter 2003. Net loss was $1.5 million in the second quarter 2004 compared to $2.9 million in the second quarter 2003.

Gross profit margin was 48% of revenue in the second quarter of 2004 compared to 26% of revenue in the second quarter of 2003, and operating expenses were $2.1 million in the second quarter of 2004, compared to $3.4 million in the second quarter of 2003.

As of June 30, 2004, Intrusion reported cash, cash equivalents and short-term investments of $4.7 million, working capital of $4.3 million and no debt and the cash used in operations in the second quarter was $1.5 million.

“We were disappointed with the delay of some new and very important business,” stated G. Ward Paxton.  “Our business pipeline is growing and we expect growth to resume in the third quarter.  The highlights of the quarter were clearly the development of several new important products, and the initial reporting on the new Regulated Information Compliance System (RICS) market by the trade media,” Paxton concluded.

Intrusion added many new features and products to its SecureNet Intrusion Prevention/Detection product family that will have significant impact in the future.  Included in the new products developed is a product that blocks Spyware from entering the network and also blocks the Spyware from “phoning-home” (communicating back to its originating site).

During the quarter, Intrusion announced a new product designed to eliminate the Internet theft of intellectual property.  The new product, Intellectual Property Monitor (IPM), monitors the flow of intellectual property data and stops the unauthorized flow of this data from the customer network.  The IPM is added to two other RICS products that were announced earlier this year which were the HIPAA Compliance Monitor (HCM) and the Classified Information Leak Prevention System (LPS).

Intrusion recently announced the Regulated Information Monitor (RIM).  The RIM is Intrusion’s fourth product in the RICS product family.  The RIM is focused on insuring compliance to the Gramm-Leach-Bliley Act (GLBA) requirements and safeguarding against the loss of valuable company assets such as financial information, and customer lists and information.  The RIM product uses our new Dynamic Data Dictionary (D3) technology, which results in near zero false positives and false alarms.  Intrusion expects initial sales of the RICS products in the third quarter.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CDT today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CDT until August 19, 2004 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 9068213.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a leading global provider of the Intrusion SecureNet™ line of leading network intrusion prevention, intrusion detection and regulated information compliance products, as well as deployment technologies and security services for the information-driven economy. The Intrusion SecureNet™ family of network security products for governments and enterprises help protect critical information assets by quickly detecting, analyzing and responding to attacks and the misuse of classified and regulated information. Associated Intrusion SecureNet™ Intrusion Detection® services provide unique value to governments and enterprises in protecting information assets. For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products, our ability to continue to meet operating expenses through current cash flow or additional financings, our ability to obtain additional financing on acceptable terms, the highly competitive market for our products, difficulties in accurately estimating market growth, the consolidation of the information security industry, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-K, as amended, and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

INTRUSION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	June 30, 2004	December 31, 2003
	(Unaudited)	(Audited)
ASSETS

Current Assets:
Cash and cash equivalents	$1,636	$974
Short-term investments	3,100	1,705
Accounts receivable, net of allowance for doubtful accounts of $574 in 2004 and $574 in 2003	588	972
Inventories, net	1,382	1,286
Other current assets	253	449
Total current assets	6,959	5,386

Property and equipment, net	234	297
Other assets	77	77
TOTAL ASSETS	$7,270	$5,760

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,692	$2,188
Deferred revenue	919	788
Total current liabilities	2,611	2,976

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares 5,000 - 1,000 shares issued and outstanding	3,534	—
Common stock, $.01 par value:
Authorized shares 80,000 Issued shares – 5,176 in 2004 and 5,173 in 2003 Outstanding shares – 5,166 in 2004 and 5,163 in 2003	52	52
Common stock held in Treasury, at cost: 10 shares	(362)	(362)
Additional paid-in capital	48,661	47,526
Accumulated deficit	(46,998)	(44,204)
Accumulated other comprehensive loss	(228)	(228)
Total stockholders’ equity	4,659	2,784
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,270	$5,760

INTRUSION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Total revenue	$1,103	$1,483	$2,370	$2,959
Total cost of revenue	577	1,091	1,213	2,095

Gross profit	526	392	1,157	864

Operating expenses:
Sales and marketing	1,013	1,923	1,973	3,786
Research and development	732	901	1,334	1,824
General and administrative	315	446	579	848
Severance costs	34	118	130	244

Operating loss	(1,568)	(2,996)	(2,859)	(5,838)

Interest income, net	7	53	26	114
Other income	40	10	40	10

Loss before income taxes	(1,521)	(2,933)	(2,793)	(5,714)

Income tax provision	—	—	—	—
Net loss	(1,521)	(2,933)	(2,793)	(5,714)

Preferred stock dividends accrued	(62)		(62)
Beneficial conversion feature on preferred stock	—	—	(938)	—
Net loss attributable to common stockholders	$(1,583)	$(2,933)	$(3,793)	$(5,714)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.31)	$(0.57)	$(0.73)	$(1.11)

Weighted average shares outstanding (basic and diluted)	5,166	5,162	5,165	5,162